Exhibit 10.22

AMENDMENT TO SPLIT DOLLAR AGREEMENT

This AMENDMEN T TO SPLIT DOLLAR AGREEMENT (this “Amendment”) is made and entered into as of the       day of December, 2002, by and between HARLEY-DAVIDSON FINANCIAL SERVICES, INC. (f/k/a EAGLEMARK FINANCIAL SERVICES, INC.), a Delaware corporation (the “Company”), and PHILLIP CHARLES ZARCONE, not individually but as Trustee of the DONNA JOSEPHINE FRETT ZARCONE IRREVOCABLE TRUST DATED MARCH 30, 1999 (the “Owner”).

WHEREAS, the Company and the Owner are parties to that certain Split Dollar Agreement, dated March 30, 1999 (the “Agreement”), pursuant to which the Company, among other things, agreed, as an inducement for Donna Josephine Frett Zarcone (the “Insured”) to continue her employment with the Company, to assist the Owner in the payment of premiums on a policy of insurance on the life of the Insured issued by Pacific Life Insurance Company in the initial face amount of $2,700,000 with annual premiums of $112,914 (the “Policy”).

WHEREAS, pursuant to the Agreement, the Owner agreed, in exchange for such premium assistance, under certain circumstances to return to the Company an amount equal to the cumulative total of the premiums paid by the Company on the Policy (its “Policy Interest”).

WHEREAS, the parties desire to amend the Agreement in light of changes after the date of the Agreement in applicable tax law.

WHEREAS, Section 7 of the Agreement provides that the Agreement may be amended by a writing signed by the Owner and an officer of the Company other than the Insured.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.             Section 2 of the Agreement is amended and restated in its entirety to provide as follows:

“2.           From the date of the third anniversary of the date of this Agreement to and including the due date for the seventh annual premium on the Policy (the “Second Period”):

A.            When the annual premium on the Policy becomes due, if the Company has not paid the premium and if the Insured is then a full-time employee of the Company, then the Company shall pay directly to the Insured an amount equal to the annual premium payment (not to exceed $112,914 for any such annual premium) then due, such payment to be made at a time to allow the timely payment of the annual premium on the Policy, and the Company shall provide written evidence of such payment to the Owner.

B.            All payments by the Company to the Insured pursuant to subparagraph A shall be subject to such deductions and withholding as may be required by applicable law.

C.            The Company’s obligations under subparagraph A shall immediately cease at such time, if any, that the Insured ceases to be a full-time employee of the Company during the Second Period.

2.             To confirm that the Company has no remaining interest in the Policy, Section 3 of the Agreement is amended by deleting such section in its entirety and inserting the following in its place:

“3.           [Intentionally Omitted]”

3.             Section 4 the Agreement is amended and restated in its entirety to provide as follows:

“4.           The Owner shall be the sole and exclusive owner of the Policy.  This includes all the rights of “owner” under the terms of the Policy including, but not limited to, the right to designate beneficiaries, to select settlement and dividend options, and to surrender the Policy.  All such rights may be exercised by the Owner without the Company’s consent.”

4.             Except as expressly amended pursuant to this Amendment, all of the terms, conditions and provisions of the Agreement shall remain in full force and effect.

5.             This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.             The Company and the Owner acknowledge and agree that facsimile signatures on this Amendment shall be binding upon the parties hereto.

7.             This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have signed this Amendment on the date first above written.

HARLEY-DAVIDSON FINANCIAL
SERVICES, INC.

By
Its

DONNA JOSEPHINE FRETT ZARCONE IRREVOCABLE TRUST DATED MARCH 30, 1999

By
Phillip Charles Zarcone, not individually,
but as Trustee